Exhibit 99.2

RVUE, INC.
INDEX TO FINANCIAL STATEMENTS
March 31, 2010

PAGE

FINANCIAL STATEMENTS
Balance Sheet	F-19
Statement of Operations (unaudited)	F-20
Statement of Changes in Stockholder’s Equity	F-21
Statement of Cash Flows (unaudited)	F-22
Notes to Financial Statements (unaudited)	F-23-29

rVue, Inc.
Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$21,302	$117
Accounts Receivable	2,250	-
Prepaid expenses	761	761
Total current assets	24,313	878
Property and equipment, net	11,040	14,194
Software development costs, net	314,074	289,722
Total Assets	$349,427	$304,794

Liabilities and Stockholder's Equity

Current Liabilities:
Accounts payable	$18,051	$12,530
Accrued liabilities	5,424	5,000
Capital lease obligations	3,678	5,784
Notes payable	105,000	-
Total current liabilities	132,153	23,314

Commitments and contingencies (Note 3)

Stockholder's Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	256,675	256,675
Retained earnings (accumulated deficit)	(49,401)	14,805
Total Stockholders' Equity	217,274	281,480
Total Liabilities and Stockholders' Equity	$349,427	$304,794

See accompanying notes to financial statements

rVue, Inc.
Statement of Operations
For the Three Months Ended March 31, 2010
(Unaudited)

Revenue:
License	$21,980
Network and administrative	122,675
144,655

Cost of Revenue	37,777

Gross Profit	106,878

Operating Expenses:
Selling, general and administrative	157,261
Depreciation and amortization	13,221
170,482
Loss from Operations	(63,604)

Other Income (Expense)
Interest expense	(602)
(602)
Loss Before Income Tax Expense	(64,206)
Income Tax Expense	-

Net Loss	$(64,206)

Net Loss per Share - Basic and Diluted	$(0.006)

Weighted Average Shares Outstanding - Basic and Diluted	10,000,000

See accompanying notes to financial statements

rVue, Inc.
Statement of Changes in Stockholder's Equity
For the Three Months Ended March 31, 2010

						Retained
					Additional	Earnings
	Preferred Stock		Common Stock		Paid-In	(Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit)	Total

Balance, December 31, 2009	-	$-	$10,000,000	$10,000	$256,675	$14,805	$281,480

Net loss for the three months ended March 31, 2010	-	-	-	-	-	(64,206)	(64,206)

Balance, March 31, 2010 (Unaudited)	-	$-	10,000,000	$10,000	$256,675	$(49,401)	$217,274

See accompanying notes to financial statements

rVue, Inc.
Statement of Cash Flows
For the Three Months Ended March 31, 2010
(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(64,206)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,221
(Increase) decrease in:
Accounts receivable	(2,250)
Increase (decrease) in:
Accounts payable	5,521
Accrued liabilities	424
Net cash used in operating activities	(47,290)

Cash Flows from Investing Activities:
Capital expenditures	(34,419)
Net cash used in investing activities	(34,419)

Cash Flows from Financing Activities:
Repayment of capital lease obligations	(2,106)
Borrowings from issuance of notes payable	105,000
Net cash provided by financing activities	102,894

Net Increase in Cash and Cash Equivalents	21,185
Cash and Cash Equivalents, Beginning	117
Cash and Cash Equivalents, Ending	$21,302

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$178
Cash paid for taxes	$-

See accompanying notes to financial statements

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

NOTE 1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

rVue, Inc. (the “Company”), a Delaware corporation, was incorporated on September 15, 2009 and is a wholly-owned subsidiary of Argo Digital Solutions, Inc (“Argo” or “Parent”).

The Company provides an IP-based addressable advertising exchange that connects to any network’s digital signage to promote its business and sell advertising to outside companies.  The exchange connects advertisers and advertising agencies with Digital Out-Of-Home media or networks, and allows them to create and place rich, digital media advertising campaigns on those networks.

Interim Financial Information

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required to be included in a complete set of financial statements in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2010. The accompanying unaudited financial statements should be read in conjunction with the financial statements and related notes included in the Form 8-K filed with the SEC.

Basis of Presentation and Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the Company’s continuation as a going concern.  Since inception, the Company has reported net losses from operating activities and has a working capital deficit at March 31, 2010 of $107,840.  However, the expenses of the Company result primarily from a support agreement with the Company’s Parent, a related party, which is not presumed to be at arm’s length and such support agreement terminated effective May 13, 2010.

The Company’s Board of Directors and Chief Executive Officer were actively involved in the discussions and negotiations of the Asset Purchase contemplated by the Parent as discussed more fully in Note 6.  Since March 31, 2010, the Company received an additional $100,000 in Bridge Loans.  Upon completion of the asset sale, the company received gross proceeds of $800,000 from equity investments and all $205,000 of the Bridge Loans converted to equity.  The Company expects to have sufficient working capital to sustain operations through the end of 2010, and into 2011 with the receipt of the investment proceeds.  In addition to the cash to be received from the equity investment, Management continues to focus on current cash-producing contracts with clients to fully develop the revenue generating potential of those contracts, as well as actively seeking potential new customers for the Company.  To date, 49 networks comprising 180,000 screens representing the top 50 Designated Market Area’s (“DMA’s”) were accessible through rVue, and 380 screens at post offices and train station locations in Italy, were utilizing our technology.  We intend to continue to develop relationships with networks within and outside the United States to license our technology.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

In addition to the cash expected from the equity investment, as well as contracts the Company has entered into since its inception, effective in January 2010, certain revenue-producing contracts were assigned from the Parent to the Company.  Under the assigned contracts, contractual arrangements require content production and distribution and technical services on a monthly basis for a fixed monthly payment resulting in total monthly revenue of approximately $40,000.  As the distribution of the content and technical services are provided through a portion of the Company’s software as modified for this specific purpose, better customer service was achieved by assigning the contracts and purchasing any needed services from the Parent.

In view of these matters, continuation as a going concern is dependent upon the Company’s ability to meet its financing requirements and the future success of its operations.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include valuation, depreciation and amortization periods of property, equipment and software development costs.

NOTE 2.	NOTES PAYABLE

In January 2010, a shareholder of the Parent company loaned the Company a principal amount of $2,500, in a short-term non-interest bearing transaction.  The loan was repaid in 13 days.

In March 2010, in contemplation of a potential asset sale as more fully discussed in Note 6, the Company agreed to borrow up to $205,000 through the issuance of a series of short-term bridge loans (“Bridge Loans”).  Between March 2, 2010 and March 30, 2010, the Company received a total of $105,000 in aggregate Bridge Loans at an interest rate of 10% per annum, in exchange for promissory notes (“Bridge Notes”).  The Bridge Loans are secured by substantially all of the assets of the Company.  The Bridge Notes are due and payable no later than September 2, 2010, and provide the holders an option to exchange any or all of the face amount of the Note, plus accrued and unpaid interest thereon, into the applicable dollar amount of any other securities issued by the Company in connection with the first subsequent sale of Common Stock or Common Stock Equivalents following the close of an asset sale in which the Company realizes at least $1 million gross cash proceeds.  In addition, if the lenders do exchange the notes and accrued interest for the securities, then the lenders will receive additional securities equal in value to 30% of the note principal and accrued interest for no additional consideration.  If the Company does not close on an asset sale within 180 days of March 2, 2010, then the Company shall issue common shares to the lenders equal to 30% of the principal amount of each note at a price per share equal to a market value of the Company on a per share basis based upon $2.5 million as the total pre-money market value of the Company on a fully-diluted basis.  Any shares obtained by the lender under the above provisions are subject to piggy-back registration rights as stipulated in the Agreement.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

As discussed in Note 6, subsequent to March 31, 2010, the Company received an additional $100,000 of Bridge Loans.

NOTE 3.	COMMITMENTS AND CONTINGENCIES

Capital Lease Commitments

The Company has a noncancelable capital lease for the lease of certain fixed assets.

Future minimum lease payments under this noncancelable capital lease, which expires in August 2010, are as follows:

2010 Lease Payments	$3,807
Less: Interest	(129)
Total minimum lease payments	$3,678

Contracts with Customers

The Company, in the normal course of business, enters into contracts with customers, which outline the terms of the relationship.  The terms include, among other things, the method of computing the Company’s revenue, the quantity, type and specifications of services, software and products to be provided and penalties to be incurred by the Company in the case of not performing.  The term of the contract is defined either by project or time.

Potential Litigation

The Company is not involved in any known legal proceedings as of March 31, 2010.

NOTE 4.	RELATED PARTY TRANSACTIONS

As of March 31, 2010, the Company’s President and Chief Executive Officer, and sole Board member, had an ownership percentage in the Parent of approximately 36.2% and was the Parent’s CEO and a board member.  In addition, rVue’s Chief Financial Officer had an ownership percentage in the Parent of 2.8%, and is the Chief Financial Officer of the Parent.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

Pursuant to a September 2009 Transition Services Agreement (the “Agreement”), as amended a second time on January 1, 2010, the Parent provides certain general and administrative services, including labor, technology, facilities and other services to the Company on an as needed basis in exchange for cash consideration.  For the three months ended March 31, 2010, the Company incurred and paid $192,154 to the Parent under this arrangement of which certain portions were capitalized to software development costs.  The Agreement is set to terminate upon the earlier of (1) written notification by the Company or (2) September 30, 2010, unless the Company provides written notice to the Parent prior to September 1, 2010 that it will continue to need services, but in any event not to extend beyond December 31, 2010.

NOTE 5.	CONCENTRATIONS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company maintains deposit balances at a financial institution that, from time to time, may exceed federally insured limits.  At March 31, 2010, the Company did not have deposits in excess of federally insured limits.  The Company maintains this balance with a high quality financial institution, which the Company believes limits this risk.  On October 3, 2008, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2010.

Concentrations of Revenues

For the three months ended March 31, 2010, four customers accounted for 100% of all revenue.  The four customers individually generated 41.5%, 25.1%, 18.2% and 15.2% of total revenues, respectively.

Concentrations of Funding and Services

From inception through March 31, 2010, the Company has been dependent on its parent to provide services and funding as needed. In addition, from January 1, 2010 through March 31, 2010, the Company received $105,000 in notes payable from third parties.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

NOTE 6.	SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between March 31, 2010 and the issue date of the financial statements, for possible disclosure and recognition in the financial statements.  The Company has determined that the following events or transactions require disclosure:

Asset Purchase Transaction and Reverse Recapitalization

In February 2010, the Parent company of the Company entered into discussions to sell all of its assets relating to the business of the Company, including its wholly owned interest in the Company, to Rvue Holdings, Inc. (“Holdings”), a non-related inactive public entity, in exchange for 12,500,000 shares of Holdings’ common stock, $.001 par value (“Holdings Common Stock”), or approximately 67% of the outstanding common shares of Holdings upon the close of the asset sale (the “Transaction”).  The Transaction was completed on May 13, 2010, and the Company became a wholly-owned subsidiary of Holdings.  The Transaction was treated as a reverse recapitalization of the Company for accounting purposes and the Company is the accounting acquiror of Holdings for financial statement purposes. Holdings succeeded to the business of the Company and disposed of its pre-merger assets. As part of the Transaction, the Transition Services Agreement referred to in the related party footnote was amended to provide for cessation of any services and payments between the Company and the Parent as of May 13, 2010.

Private Placement

In connection with the Transaction, Holdings may accept subscriptions for a total of 160 units in a private placement, each unit consisting of 125,000 shares of Holdings’ Common Stock at a purchase price of $0.20 per share, or $25,000 per unit (the “Private Placement”). The maximum proceeds Holdings may receive from the Private Placement is $3,795,000 (net of $205,000 of planned bridge loan conversions) and Holdings may issue up to 20,000,000 common shares. In the first closing of the Private Placement on May 13, 2010, Holdings issued 5,348,730 common shares which resulted in gross proceeds of $1,005,000 (before placement agent fees of $16,000 and escrow and other fees of $3,570) and included $205,000 of bridge notes which converted to 1,348,730 shares of Holding’s Common Stock. We expect to have subsequent closings and sell additional shares of Holdings’ Common Stock as described above.

For a period of twelve months following the later of the final closing date or the termination of the Private Placement, in the event Holdings issues or grants any shares of common stock or any warrants or other convertible securities pursuant to which shares of common stock may be acquired at a per share price (a “Lower Price”) less than $0.20 (subject to certain customary exceptions, including where shares are issued in connection with employment arrangements or business combinations in which a portion of the consideration may be payable in shares or convertible securities with a business in substantially the same line of business as Holdings), then the Holdings shall promptly issue additional shares of common stock (“Ratchet Shares”) to the investors in the Private Placement in an amount sufficient that the subscription price paid by such investors in the Private Placement, when divided by the total number of shares of common stock issued to such investor (shares included in the purchased units plus any Ratchet Shares issuable or previously issued under this provision), will result in an effective price paid by the investor per share of Common Stock equal to such Lower Price.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

The common shares to be issued under the Private Placement will be subject to registration rights pursuant to a registration rights agreement. The registration rights agreement states that the registration statement shall be (i) filed within 90 days of the final closing of the Private Placement or the termination date, whichever is later, (ii) declared effective within 180 days of the final closing of the Private Placement or the termination date, whichever is later and (iii) kept effective until the earlier of (a) 12 months after it becomes effective or (b) the date when all registrable securities have been sold or are able to be sold under Rule 144. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash, at the rate of 1 percent of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if (i) the registration statement is not filed within 90 days of the final closing of the Private Placement or the termination date, whichever is later, or (ii) if the registration statement is not declared effective within 180 days of the final closing of the Private Placement or the termination date, whichever is later. The liquidated damages are limited under the registration rights agreement to a maximum amount of 10 percent.

Holdings has engaged one party to serve as placement agent in connection with the Private Placement and may engage others in the future. The placement agents will, upon completion of the Private Placement, receive a cash fee of 8 percent of the gross proceeds of the units sold by them in the Private Placement, and, under future placement agent agreements, they may receive two-year warrants to purchase 2 percent of the shares of common stock sold by them at an exercise price of 100 percent of the purchase price per share.

Convertible Bridge Loan

In March 2010, in contemplation of the Transaction, the Company entered into a series of note purchase agreements to receive loans up to $105,000 (the “Bridge Loans”).  Since March 31, 2010, the Company has received an additional $100,000 in Bridge Loans for a total aggregate loan receipt amount of $205,000.  The Bridge Loans are evidenced by promissory notes that bear interest at the rate of 10% per annum, (“Bridge Notes”), and are secured by substantially all of the Company’s assets. The Bridge Notes were issued to bridge the Company’s funding requirements through the conclusion of the Transaction. All of the Bridge Notes are convertible, at the holder’s option, at the conclusion of the Transaction or completion of a similar financing transaction. The Bridge Notes bear interest at 10 percent per annum and are due and payable on the earlier of the completion of the Transaction or September 2, 2010. Principal and accrued but unpaid interest is convertible to securities of the same type issued in the Private Placement on the same terms and conditions of other investors. In addition, upon closing of the Private Placement related to the reverse merger, the Company shall issue to each lender, without further consideration, shares of the common stock of the Company equal to 30% of the note principal plus accrued but unpaid interest (the “Bonus Shares”), whether or not the lender converts its principal and interest. For accounting purposes these Bonus Shares are considered additional interest.

All of the Bridge Notes were converted and the Bonus Shares were issued into an aggregate 1,348,730 shares of Holdings’ Common Stock as part of the first closing of the Private Placement on May 13, 2010.

rVue, Inc.
Notes to Unaudited Financial Statements
March 31, 2010

Split-Off Transaction

Immediately following the closing of the Transaction and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Transaction assets and liabilities to its wholly-owned subsidiary, Rivulet International Holdings, Inc. (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, Holdings transferred all of the outstanding capital stock of SplitCo to certain of Holding’s stockholders in exchange for the cancellation of 36,764,706 shares of Holding’s Common Stock, with 6,250,000 shares of Common Stock held by persons who were stockholders of Holdings prior to the Transaction remaining outstanding.

Common Stock issued for Services

On May 13, 2010, Holdings issued 800,000 shares of its Common Stock for Investor Relations services to be rendered in the future. The Company will value the shares at the contemporaneous private placement price of $.20 per share for a total of $160,000 to be recognized over the future service period.

Approval of Equity Incentive Plan and Option Grants

On May 12, 2010, shareholders representing a majority of the voting shares of Holdings approved the 2010 Rvue Holdings Equity Incentive Plan (the “Plan”) and reserved 3,750,000 shares of Holdings’ Common Stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees of Holdings, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of Holdings and its subsidiaries.

On May 13, 2010, the board of directors of Holdings approved an aggregate of 2,512,500 option grants to officers, directors and employees of the Company at exercise prices of $0.20 and $0.22. The total fair value of stock options granted was $385,006, and will be recognized over the respective vesting periods of between six and 24 months.  The Company expects to record compensation expense of $178,422, $195,504 and $14,080 in the years ending December 31, 2010, 2011 and 2012, respectively.

The following table summarizes the assumptions the Company utilized to determine the estimated compensation expense for the stock options granted on May 13, 2010:

Assumptions
Expected life (years)	5.5 -6.0
Expected volatility	62.94% – 138.37%
Weighted-average volatility	98.2%
Risk-free interest rate	2.76% - 2.93%
Dividend yield	0.00%

The Company utilized the simplified method to estimate the expected life for the stock options granted. The simplified method was used as the Company does not have sufficient historical data regarding stock option exercises. The Company used the comparable company method to estimate expected volatility as it has no trading history and historical data. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected life of the related option at the time of the grant.  The Company does not expect to pay dividends. While the Company believes these estimates are reasonable, the estimated compensation expense would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.